UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

NATURALSHRIMP INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	000-54030	74-3262176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 LBJ Freeway, Suite 450

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(888) 791-9474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

NaturalShrimp Incorporated (the “Company”) entered into a securities purchase agreement (the “SPA”) with an investor (the “Investor”) on August 18, 2021. Although the transaction documents are dated August 17th, they were entered into on August 18th upon agreement of the Company and the Investor.

Pursuant to the SPA, the Investor purchased a secured promissory note (the “Note”) in the aggregate principal amount totaling approximately $5,443,333.33 (the “Principal Amount”). The Note carried an original issue discount totaling $433,333.33 and a transaction expense amount of $10,000, both of which are included in the principal balance of the Note. The total purchase price of the Note was $5,000,000. The Note has an interest rate of 12% per annum. The maturity date of the Note is nine (9) months from the issuance date of the Note (the “Maturity Date”). The Note is not convertible into shares of the Company’s common stock. The Company intends to use the proceeds from the Note for general working capital purposes.

The Investor wired $1,100,000 of the purchase price of the Note to the Company and the balance of $3,900,000 (the “Escrow Amount”) is held in escrow pursuant to an Escrow Agreement dated as of the date of the SPA by and between the Company, the Investor, and Hansen Black Anderson Ashcraft PLLC and shall be released to the Company, as follows: (a) $500,000 of the Escrow Amount shall be released following the date that the Company has filed both (i) a Schedule 14C authorizing a reverse stock split in a range of 1:33 to 1:100; and (ii) a shelf registration statement on Form S-3; and (b) $3,400,000.00 of the Escrow Amount shall be released upon completion of a successful Uplist (defined below).

The Company has the option to prepay the Note at any time prior to the Maturity Date by paying a premium of 15% plus the principal, interest, and fees owed as of the prepayment date.

As soon as reasonably possible following the issuance of the Note, the Company will cause its common stock to be listed for trading on either of (a) NYSE, or (b) NASDAQ (in either event, an “Uplist”). In the event the Company has not effectuated the Uplist by November 15, 2022, the then-current outstanding balance will be increased by 10%. The Company will make a one-time payment to the Investor equal to the greater of (x) $3,000,000 or (y) 33% of the gross proceeds the Company receives from the offering expected to be effected in connection with the Uplist (whether from the sale of shares of its Common Stock and/or preferred stock) within ten (10) days of receiving such amount. In the event Borrower does not make this payment, the then-current outstanding balance will be increased by 10%.

The Note is a secured obligation of the Company, to the extent provided for in the Security Agreement dated as of the date of the SPA (the “Security Agreement”) entered into by and among the Company and the Investor. The Note shall be senior in right of payment to all other Indebtedness (as defined in the Note) of the Company subject to the terms set forth in the Security Agreement. The Note is a direct obligation of the Company issued in accordance with the SPA. The Company granted a first priority security interest in and to all of the assets of the Company.

The Note contains certain negative covenants and Events of Default. Upon an Event of a Default, at its option and sole discretion, the Investor may consider the Note immediately due and payable. Upon such an Event of Default, the interest rate increases to 18% per annum and the outstanding balance of the Note increases from 5% to 15%, depending upon the specific Event of Default.

Joseph Gunnar & Co. LLC and Roth Capital Partners LLC served as co-placement agents in connection with the transaction.

The foregoing descriptions of the SPA, the Note and the Security Agreement are summaries and do not purport to be complete and are qualified in their entirety by reference to the text of the SPA, the Note, the Escrow Agreement and the Security Agreement, the forms of which are filed as, respectively, Exhibits 10.1, 4.1, 10.2, and 10.3 hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the Note set forth herein was made upon the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the Investor and the Company; and (f) the Investor is an accredited investor.

Item 8.01 Other Events.

As previously disclosed, on December 15, 2021, the Company entered into a securities purchase agreement with the Investor on December 15, 2021. Pursuant to the December 2021 securities purchase agreement, the Investor purchased a secured promissory note in the aggregate principal amount totaling approximately $16,320,000. The December 2021 note carried an original issue discount totaling $1,300,000 and a transaction expense amount of $20,000, both of which are included in the principal balance of the December 2021 note. The total purchase price of the December 2021 note was $15,000,000. The maturity date of the December 2021 note is twenty-four (24) months from the issuance date of the December 2021 note.

In connection with entering into the December 2021 securities purchase agreement and the issuance of the December 2021 note, the Company agreed that as soon as possible it would cause its common stock to be Uplisted.

As previously disclosed, the Investor has previously agreed to twice extend the Uplist deadline. On August 17, 2022, the Investor again agreed to extend this deadline.

The Uplist deadline is now November 15, 2022. To the extent any event of default under the December 2021 note transaction documents occurred prior to August 17, 2022, the Investor agreed to waive such event of default.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Secured Promissory Note, dated August 17, 2022
10.1	Securities Purchase Agreement, dated August 17, 2022, by and between NaturalShrimp Incorporated and Streeterville Capital LLC
10.2	Escrow Agreement, dated August 17, 2022, by and between NaturalShrimp Incorporated, Streeterville Capital LLC, and Hansen Black Anderson Ashcraft PLLC
10.3	Security Agreement, dated August 17, 2022, by and between NaturalShrimp Incorporated and Streeterville Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALSHRIMP INCORPORATED

Dated: August 23, 2022	By:	/s/ Gerald Easterling
	Name:	Gerald Easterling
	Title:	Chief Executive Officer